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                                                                  EXHIBIT (j)(1)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form N-1A of our report dated February 12, 2001 relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Report to Shareholders of the Aggressive Opportunities Fund, International Fund, Growth Fund, Growth & Income Fund, Equity Income Fund, Asset Allocation Fund, U.S. Treasury Securities Fund, Money Market Fund, Income Preservation Fund, Model Portfolio All-Equity Growth Fund, Model Portfolio Long-Term Growth Fund, Model Portfolio Traditional Growth Fund, Model Portfolio Conservative Growth Fund, Model Portfolio Savings Oriented Fund, Overseas Equity Index Fund, Mid/Small Company Index Fund, Broad Market Index Fund, 500 Stock Index Fund and Core Bond Index Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Financial Statements" and "Legal Counsel, Independent Auditors & Custodian" in the Statement of Additional Information.



/s/PricewaterhouseCoopers LLP
Baltimore, MD
April 25, 2001